                                                                   Exhibit 99.1
                                                                    Schedule II

                              ROYSTER-CLARK, INC.

                        Allowance for Doubtful Accounts
                                (In Thousands)

                                                    Amounts
                                          Balance  charged to                Balance
                                         beginning costs and                 end of
                                         of period  expenses  Deductions (1) period
                                         --------- ---------- -------------- -------
Nine Months Year Ended December 31, 1999  $8,245     1,703        (2,916)     7,032
Year Ended December 31, 2000............   7,032     2,800        (3,941)     5,891
Year Ended December 31, 2001............  $5,891     2,980        (3,521)     5,350

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(1) Amounts determined not collectible, net of recoveries.